Exhibit 10.5

成都市鹰诺实业有限公司 ChengDu Innorev Industrial Co., Ltd           Rev: 1

Tel:	Fax:	Email:

Purchasing Order

PO No:	Supplier:	Date:	Currency: CNY
Address:		Name of Payment Agreement:	Type of PO: Standard Purchase

Contact:	Tel:	Email:	Price Conditions:
Remark:			Tax Rate:

S/N	Factory	Warehouse	Storage Code	Equipment Name	Exchange Rate	Qty	Unit	Cost per Unit (Excl. Tax)	Total Cost (Incl. Tax)	Delivery Date	PO Number	Purchase Specifications	Unit Price

Total	Total (Excl. Tax): Total (Incl. Tax):

1.	Product Quality Requirements

a.	Execution should be based on national standards
b.	Should the relevant national standards be unavailable, execution is based on industrial standards
c.	Should nationals and industrial standards be unavailable, execution is based on supplier’s standards
d.	Should (a), (b) and (c) be unavailable or otherwise specified by both parties, execution is based on jointly agreed technical conditions, prototyping or supplementary standards (to be added after order confirmation)

2. Supplier shall include our PO number and product code in all delivery orders, invoices and relevant documents. Failure of which, our warehouse shall not accept any delivered goods. If the supplied goods fail to meet contractual requirements, we reserve the right to seek compensation.

3. Should the supplier accept this order, please confirm with a seal and return it within one working day. Finalized delivery date shall be replied via mail or fax within two working days. Should the supplier not reply with any delivery date, it will be deemed that the supplier agrees and can meet our delivery date. (Goods to reach our warehouse 3 days before agreed delivery date).

If the supplier has delivered the goods but has not returned this PO, it is deemed that all clauses of this PO are accepted. The supplier shall bare any losses that are incurred to us due to any late delivery of goods. In this case, we also reserve the right to seek the necessary compensation.

4. The supplier shall only generate an invoice, after confirming with us the accuracy of all relevant information. Contents of the invoice shall be consistent with its corresponding PO. To avoid losing the invoice, please do not send it together with the goods.

5. If the "Revision Officer" on the left bottom corner is filled up, it means there is a change in the contents of this PO. It must then be signed by a "Revision Auditor" to be valid! Otherwise, all changes will be deemed to be invalid!

6. Should there be any disputes in the course of fulfilling this PO, they should be resolved by both parties. If unsuccessful, the disputes shall be settled by the Chengdu Arbitration Commission.

Delivery Address:

Other Authorized Address:
Buyer:	Reviewed By:

Revision Officer:	Revision Auditor: